Exhibit 99.02

Southern Company
Financial Highlights
 (In Millions of Dollars Except Earnings Per Share)

	Three Months Ended March
	2010	2009
Consolidated Earnings–As Reported
(See Notes)
Traditional Operating Companies	$481	$303
Southern Power	15	28
Total	496	331
Parent Company and Other	(1)	(205)
Net Income–As Reported	$495	$126

Basic Earnings Per Share -	$0.60	$0.16

Average Shares Outstanding (in millions)	823	780
End of Period Shares Outstanding (in millions)	825	783

	Three Months Ended March
	2010	2009
Consolidated Earnings–Excluding Items
(See Notes)
Net Income–As Reported	$495	$126
MC Asset Recovery Litigation Settlement	0	202
Net Income–Excluding Items	$495	$328

Basic Earnings Per Share–Excluding Items	$0.60	$0.42

Notes
- For the three months ended March 31, 2010 and 2009, diluted earnings per share are not more than 1 cent per share and are not material.

- The charge related to Southern Company's MC Asset Recovery litigation settlement significantly impacted the presentation of earnings and earnings per share for the three months ended March 31, 2009, and significant charges related to the Mirant spin-off are not expected to occur in the future.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.